      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1999
                                                     REGISTRATION NO. 333-76885
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                 AMENDMENT NO.1
                                   TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       INVESTORS FINANCIAL SERVICES CORP.
             (Exact Name of Registrant as Specified in Its Charter)
          DELAWARE                                              04-3279817
(State or Other Jurisdiction of                                (IRS Employer
 Incorporation or Organization)                            Identification No.)

   200 CLARENDON STREET, P.O. BOX 9130, BOSTON, MA 02117-9130, (617) 330-6700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                  JOHN E. HENRY
                          GENERAL COUNSEL AND SECRETARY
                       Investors Financial Services Corp.
                       200 Clarendon Street, P.O. Box 9130
                              Boston, MA 02117-9130
                                 (617) 330-6700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)
                                   ----------
                                    COPY TO:
     Steven C. Browne, Esq.                         Jonathan Jaffrey
 Testa, Hurwitz & Thibeault, LLP                  HAZELNUT PARTNERS, L.P.
        125 High Street                          c/o Oakmont Corporation
 Boston, Massachusetts 02110              865 South Figueroa Street, Suite 700
        (617) 248-7000                         Los Angeles, California 90019
                                                      (213) 891-6322

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./ /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 18, 1999

                                   PROSPECTUS

                                 900,000 SHARES

                       INVESTORS FINANCIAL SERVICES CORP.

                                  COMMON STOCK

                             -----------------------


         Hazelnut Partners, L.P., a California limited partnership, is offering 900,000 of our shares of common stock with this prospectus. We will receive no proceeds from the sale of the shares. Hazelnut Partners may sell the shares at any price it decides to.

         Our shares are traded on the Nasdaq National Market under the symbol "IFIN." On May 14, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $33.0625 per share.


                                 ---------------


         INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                 ---------------


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                                 ---------------

               The date of this Prospectus is          , 1999.
                                             ----------

                              AVAILABLE INFORMATION

         Investors Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by Investors Financial may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The Common Stock of Investors Financial is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning Investors Financial may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

         Investors Financial has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding Investors Financial and the Common Stock offered hereby, we refer you to the Registration Statement and to the exhibits and schedules filed with it. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are necessarily summaries of those documents, and in each instance we refer you to the copy of that document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from that office upon payment of the prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         Investors Financial will provide without charge to each person who is delivered a Prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Investors Financial Services Corp., P.O. Box 9130, Boston, Massachusetts 02117-9130 (telephone: (617) 330-6700).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Investors Financial with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference (File No. 0-26996):

         1. Investors Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. Investors Financial's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

         3. The description of Investors Financial's Common Stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         4. The description of the Preferred Stock Purchase Rights which accompany each share of Investors Financial's Common Stock contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by Investors Financial pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the end of the offering of the Shares, shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Prospectus shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any Prospectus Supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               INVESTORS FINANCIAL


         Investors Financial, based in Boston, Massachusetts, provides a broad range of asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company-Registered Trademark- and Investors Capital Services, Inc. Investors Financial provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including 65 mutual fund complexes, investment advisors, banks and insurance companies. Investors Financial provides financial asset administration services for net assets that totaled approximately $245 billion at December 31, 1998, including approximately $14 billion of foreign net assets. Investors Financial also engages in private banking transactions, including secured lending and deposit accounts.

         Our principal offices are located at 200 Clarendon Street, Boston, Massachusetts 02117-9130, and the our telephone number is (617) 330-6700.


                               RECENT DEVELOPMENTS

STOCK SPLIT

         On February 16, 1999, the Board of Directors of Investors Financial declared a two-for-one stock split in the form of a 100% stock dividend which was paid on March 17, 1999 to stockholders of record on March 1, 1999. As a result of the stock split, on March 17, 1999 the total number of outstanding shares of Investors Financial's common stock increased by 100 percent.

PRIVATE PLACEMENT

         On March 19, 1999, Investors Financial entered into a stock purchase agreement with Oakmont Corporation pursuant to which Investors Financial agreed to sell to Oakmont Corporation or an assignee of Oakmont Corporation 900,000 shares of Investors Financial's Common Stock, at a price of $29.00 per share, for an aggregate purchase price of $26,100,000. On March 26, 1999, Oakmont Corporation assigned its rights and liabilities under the Stock Purchase Agreement to Hazelnut Partners, L.P. On March 26, 1999, the transactions contemplated by the stock purchase agreement were consummated, 900,000 shares of Common Stock were issued to Hazelnut Partners, and Hazelnut Partners paid Investors Financial $26,100,000.

                                  RISK FACTORS

         You should carefully consider the following risks before investing in our Common Stock. These are not the only risks facing our company. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the accompanying notes.

         This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in the prospectus.

THE FAILURE TO PROPERLY MANAGE OUR GROWTH COULD ADVERSELY AFFECT OUR BUSINESS

         We have been experiencing a period of rapid growth that has been placing a strain on all our resources, including our management. Additional growth may further strain our management, financial and other resources. To manage future growth effectively, we must continue to improve our operational, financial and other internal systems, and to train, motivate and manage our employees. If we fail to do so, our future growth could have a negative effect on the quality of our services, could result in our loss of key personnel and could cause our business and results of operations to suffer significantly.

OUR FUTURE SUCCESS DEPENDS ON SUCCESSFUL INTEGRATION OF PAST AND POSSIBLE FUTURE ACQUISITIONS

         Our future success depends significantly on our ability to integrate into our operations the acquisitions we have completed within the prior twelve months and any possible future acquisitions we may make. The acquisition of AMT Capital Advisors, Inc. in May of 1998 and the acquisition of the institutional trust and custody business of BankBoston, N.A. in October of 1998 present us with significant challenges because we have limited experience in integrating acquired businesses into our operations. Integrating acquired businesses demands significant management attention which has to be diverted from other matters. Any future businesses we acquire will present similar challenges. Our business and operating results could suffer significantly if we are unable to integrate these businesses successfully into our operations.

WE MUST HIRE AND RETAIN SKILLED PERSONNEL IN A TIGHT LABOR MARKET

         Qualified personnel, and in particular client managers and other senior personnel, are in great demand throughout the financial services industry. Our success depends greatly upon our ability to attract, train, motivate and retain these highly skilled employees. As competition for skilled personnel increases, we will find it increasingly difficult to continue to attract and retain sufficient numbers of these highly skilled employees. If we fail to attract and retain these employees, our business and operating results could be seriously negatively effected.

OUR OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS IN INTEREST RATES AND THE STOCK MARKET

         We base some of our fees on the market value of the assets we process. Accordingly, our operating results, and in particular our operating results from interest-related services, are subject to fluctuations in interest rates and declines in stock market values as these fluctuations affect the market value of assets processed. Interest rate and stock market fluctuations can also lead to investors seeking alternatives to the investment offerings of our clients, which results in a lower amount of the assets we process and, correspondingly, lower fees. In addition, many of our client engagements are, and in the future will likely continue to be, terminable upon 60 days notice. Accordingly, our operating results may fluctuate significantly and may be materially negatively affected by unanticipated client terminations and by fluctuations in interest rates and the stock market.

WE FACE SIGNIFICANT COMPETITION FROM OTHER FINANCIAL SERVICES COMPANIES

         We are part of an extremely competitive financial services industry. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, marketing and other resources than we do. Therefore, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. In addition, we face the risk that as the large mutual fund complexes continue to grow and build in-house asset administration capabilities, they may no longer need to outsource these services to us. These factors create the possibility that we may not be able to compete effectively with current or future competitors. If we fail to compete successfully, our business and results of operations will be materially adversely affected.

OUR IMPORTANT PROPRIETARY RIGHTS MAY BE SUBJECT TO INFRINGEMENT CLAIMS OR BE INFRINGED UPON

         Our intellectual property rights are very important to our business. We rely on trade secret, copyright and trademark laws and confidentiality agreements with employees and third parties to protect our intellectual property, all of which offer only limited protection. If we resort to legal proceedings to enforce or protect our intellectual property rights, the proceedings could be burdensome and expensive, could divert management's attention and could have a material adverse effect on the Company. Also, any invalidation of our intellectual property rights could have a significant negative impact on our business.

OUR QUARTERLY AND ANNUAL OPERATING RESULTS MAY FLUCTUATE

         Our quarterly and annual operating results are difficult to predict and may fluctuate from quarter to quarter and annually for several reasons, including:

         o    the timing and commencement or termination of client engagements;

         o the rate of net inflows and outflows of investor funds in the debt and equity-based investment vehicles offered by our clients;

         o    our introduction and acceptance of new services; and

         o changes or anticipated changes in economic conditions, including fluctuations in interest rates and declines in stock market values.

Most of our expenses, like employee compensation and rent, are relatively fixed. As a result, any shortfall in revenue in relation to our expectations could cause significant changes in our operating results from quarter to quarter and could result in material fluctuations in future operating results on a quarterly or annual basis, all of which could materially and adversely affect our business, operating results and stock price.

WE MAY BE AFFECTED BY YEAR 2000 TECHNOLOGY PROBLEMS

         Many existing computer systems and software products do not properly recognize dates after December 31, 1999. Any of our computer systems or programs that are date-sensitive may recognize a date using `00' as the Year 1900 rather than the Year 2000. This "Year 2000" problem could result in miscalculations, data corruption, system failures or disruptions of operations, including an inability to process transactions, track and account for assets, or engage in similar normal business activities. We are subject to potential Year 2000 problems affecting our internal systems and the computer systems and software on which our internal systems rely. We have determined that we will need to modify or upgrade portions of our software so that our computer systems properly utilize dates beyond December 31, 1999. We believe that through a timely modification to or upgrades of software that we currently use, the impact of the Year 2000 issue on our business operations may be mitigated. However, we continue to face risk from the Year 2000 issue, as there can be no guarantee that:

         o we are able to act in a timely manner to modify or upgrade software that we currently use;

         o our suppliers and customers will timely remedy any Year 2000 issues they may face; and

         o the renovation of the systems of the companies on which our systems rely will be done in a manner that would not have a material adverse effect on our operations.


Accordingly, the Year 2000 problem could have a material adverse effect on our business, operating results and financial condition.


                                 USE OF PROCEEDS

Investors Financial will not receive any proceeds from the sale of shares by Hazelnut Partners. See "Hazelnut Partners" and "Plan of Distribution."

                                HAZELNUT PARTNERS

         The following table sets forth the number and percentage of shares of our Common Stock beneficially owned by Hazelnut Partners prior to this offering and the maximum number of shares that Hazelnut Partners, its transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this Prospectus. Since Hazelnut Partners may sell all, some or none of its shares, we cannot estimate the actual number of shares of Common Stock that will be sold by Hazelnut Partners or the aggregate number or percentage of shares of Investors Financial Common Stock that Hazelnut Partners will own upon completion of this offering. See "Plan of Distribution."

         The shares of our Common Stock offered under this Prospectus may be offered from time to time by and for the account of Hazelnut Partners.


                                                                            NUMBER OF SHARES
                                    NUMBER AND PERCENTAGE OF SHARES         OFFERED PURSUANT
 SELLING STOCKHOLDER             BENEFICIALLY OWNED PRIOR TO OFFERING(1)   TO THIS PROSPECTUS
---------------------            ---------------------------------------   ------------------
                                  NUMBER                    PERCENT(2)
                                  ------                    ---------
Hazelnut Partners, L.P.          900,000                       6.2              900,000


----------
(1) Hazelnut Partners has sole voting and investment power with respect to all shares shown. The sole general partner of Hazelnut Partners is Robert Day. As a result, Mr. Day may be deemed the beneficial owner of these 900,000 shares. Mr. Day disclaims beneficial ownership of these shares. In addition, Mr. Day may be deemed the beneficial owner of 13,000 shares of our Common Stock acquired by his spouse and which are not being registered for resale pursuant to this Form S-3. Mr. Day disclaims beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.

(2)  Based upon 14,505,431 shares of Common Stock outstanding as of April 21,
     1999.

         Hazelnut Partners acquired its shares in connection with the private placement described under "Recent Developments." Hazelnut Partners has not had any material relationship with Investors Financial or any of its affiliates within the past three years except as described under "Recent Developments" and this Section.

         Hazelnut Partners represented to us that it was acquiring its shares in the private placement without any present intention of effecting a distribution of those shares. In recognition of the fact, however, that Hazelnut Partners may desire the ability to sell its shares when it considers it appropriate, in connection with the private placement Investors Financial agreed to file the Registration Statement with the Securities and Exchange Commission to permit the public sale of its shares and to use its reasonable efforts to keep the Registration Statement effective until the earlier March 26, 2001 or the sale of all of its shares pursuant to the Registration Statement or Rule 144 under the Securities Act. Investors Financial will prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep it effective during such period.

                              PLAN OF DISTRIBUTION

         The shares of our Common Stock offered hereby may be sold from time to time by Hazelnut Partners for its own account. Investors Financial is responsible for the expenses incurred in the registration of the shares, other than the fees and disbursements of legal counsel to Hazelnut Partners. Investors Financial will receive no proceeds from this offering. Hazelnut Partners will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. In addition, Investors Financial has agreed to indemnify Hazelnut Partners against certain liabilities, including liabilities under the Securities Act, and Hazelnut Partners has agreed to indemnify Investors Financial against certain liabilities, including liabilities under the Securities Act.

         Hazelnut Partners' sale of the shares is not currently subject to any underwriting agreement. The shares covered by this Prospectus may be sold by Hazelnut Partners or by pledgees, donees, transferees, distributees or other successors in interest of Hazelnut Partners from time to time. Hazelnut Partners may sell the shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. Hazelnut Partners may sell the shares by one or more of the following: (a) in one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by Hazelnut Partners as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions; and (e) through other means.

         Hazelnut Partners may effect these transactions by selling shares to or through broker-dealers, and those broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from Hazelnut Partners and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These broker-dealers and Hazelnut Partners may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with those sales, and any commissions received by them and any profit on the resale of shares placed by them might be deemed to be underwriting compensation.

         We have informed Hazelnut Partners that the anti-manipulation rules under the Exchange Act (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and we will furnish Hazelnut Partners upon request with a copy of these Rules. We will also inform Hazelnut Partners of the need for delivery of copies of this Prospectus.

         Any shares of our Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Pursuant to the stock purchase agreement described above under "Recent Developments", we agreed to file the Registration Statement with the Securities and Exchange Commission to permit the public sale of Hazelnut Partners' shares and to use our reasonable efforts to keep the Registration Statement effective until the earlier of March 26, 2001 or the sale of all of the shares pursuant to the Registration Statement or Rule 144 under the Securities Act. Hazelnut Partners is not restricted as to the price or prices at which it may sell its shares. Sales of shares of Common Stock at less than the market prices may depress the market price of our Common Stock. During the effective time of this Prospectus, Hazelnut Partners has agreed to potential restrictions on resale if notified by us that there exists material non-public information relating to Investors Financial which, in the good faith opinion of Investors Financial, should not be disclosed. Nonetheless, we have agreed that we will not exercise this right to restrict Hazelnut Partners' right to resell the shares as described in the preceding sentence more than twice. Hazelnut Partners is not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time. In addition, Hazelnut Partners may decide not to sell all, none or a portion of the shares.

         First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, NJ 07303 is the transfer agent for our Common Stock.


                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of the shares of Common Stock offered hereby will be passed upon for Investors Financial by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this Prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 4,000 shares of our Common Stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from Investors Financial's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Hazelnut Partners is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "Investors Financial," "we," "our" and "us" refer to Investors Financial Services Corp.

                                   -----------

                                TABLE OF CONTENTS


                                               Page
                                               ----
Available Information                           2
Incorporation of Certain Information
   by Reference                                 3
Investors Financial                             4
Recent Developments                             4
Risk Factors                                    5
Use of Proceeds                                 7
Hazelnut Partners                               8
Plan of Distribution                            9
Legal Matters                                  10
Experts                                        10


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 900,000 SHARES




                       INVESTORS FINANCIAL SERVICES CORP.






                                  COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------







                                            , 1999
                                 ------- ---


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:


      SEC Registration Fee............................  $  9,249.58
      Nasdaq Filing Fees..............................    17,500.00
      Legal fees and expenses.........................    20,000.00
      Accounting fees and expenses....................     1,000.00
                                                         ----------

      TOTAL...........................................   $47,749.58
                                                         ----------
                                                         ----------



         Investors Financial will bear all expenses shown above. Hazelnut Partners will bear all fees and disbursements of its legal counsel and all underwriting discounts and commissions, if any.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and Investors Financial's Certificate of Incorporation provide for indemnification of Investors Financial's directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Investors Financial, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to Investors Financial's Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to Investors Financial's Registration Statement on Form S-1 (File No. 33-95980).

         Investors Financial maintains directors' and officers' liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

         In addition, the stock purchase agreement executed in connection with the private placement provides that Hazelnut Partners is obligated, under certain circumstances, to indemnify Investors Financial and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the Stock Purchase Agreement filed as Exhibit 10.1 to this Registration Statement on Form S-3.

ITEM 16. EXHIBITS.

         4.1       Certificate of Incorporation of Investors Financial (filed as
                   Exhibit 3.1 to Investors Financial's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

         4.2       By-laws of Investors Financial (filed as Exhibit 3.2 to
                   Investors Financial's Registration Statement on Form S-1
                   (File No. 33-95980) and incorporated herein by reference)

         4.3 Rights Agreement, dated as of September 25, 1995, as amended, by and between Investors Financial and First Chicago Trust
                   Company of New York (filed as Exhibit 4.2 to Investors
                   Financial's Registration Statement on Form S-1 (File No.
                   33-95980) and incorporated herein by reference)

         5.1*      Opinion of Testa, Hurwitz & Thibeault, LLP

         10.1 Stock Purchase Agreement, dated as of March 19, 1999, by and between Investors Financial and Oakmont Corporation (filed as
                   Exhibit 2.1 to Investor Financial's Form 8-K, dated as of
                   March 31, 1999 (File No. 000-26996) and incorporated herein by reference)

         10.2      Assignment and Assumption Agreement, dated as of March 26,
                   1999, by and among Investors Financial, Oakmont Corporation and Hazelnut Partners (filed as Exhibit 2.2 to Investors
                   Financial's Form 8-K, dated as of March 31, 1999 (File No.
                   000-26996) and incorporated herein by reference)

         23.1*     Consent of Deloitte & Touche LLP

         23.2*     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5.1)

         24.1*     Power of attorney (included on signature page)



----------
*    Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on May 17, 1999.

                                       INVESTORS FINANCIAL SERVICES CORP.


                                       By:  /s/ Kevin J. Sheehan
                                            -----------------------------------
                                            Kevin J. Sheehan
                                            President, Chief Executive Officer
                                            and Chairman of the Board


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Investors Financial Services Corp., hereby severally constitute and appoint Kevin J. Sheehan and Karen C. Keenan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable Investors Financial Services Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE(S)                                               DATE
/s/ Kevin J. Sheehan         President, Chief Executive Officer and             May 17, 1999
-------------------------    Chairman (Principal Executive Officer)
Kevin J. Sheehan


/s/ Karen C. Keenan          Senior Vice President, Chief Financial Officer     May 17, 1999
-------------------------    and Treasurer (Principal Financial Officer and
Karen C. Keenan              Principal Accounting Officer)

        *                    Director                                           May 17, 1999
-------------------------
James M. Oates
        *                    Director                                           May 17, 1999
-------------------------
Thomas P. McDermott
                                      II-4




        *                    Director                                           May 17, 1999
-------------------------
Robert B. Fraser

        *                    Director                                           May 17, 1999
-------------------------
Frank B. Condon, Jr.

        *                    Director                                           May 17, 1999
-------------------------
Donald G. Friedl

        *                    Director                                           May 17, 1999
-------------------------
Phyllis S. Swersky



*By:  /s/ Karen c. Keenan
    ---------------------
       Karen C. Keenan
       Attorney-in-Fact

                                  EXHIBIT INDEX


   Exhibit No.      Description of Exhibit
   -----------      ----------------------
         4.1       Certificate of Incorporation of Investors Financial (filed as
                   Exhibit 3.1 to Investors Financial's Registration Statement
                   on Form S-1 (File No. 33-95980) and incorporated herein by reference)

         4.2       By-laws of Investors Financial (filed as Exhibit 3.2 to
                   Investors Financial's Registration Statement on Form S-1
                   (File No. 33-95980) and incorporated herein by reference)

         4.3 Rights Agreement, dated as of September 25, 1995, as amended, by and between Investors Financial and First Chicago Trust
                   Company of New York (filed as Exhibit 4.2 to Investors
                   Financial's Registration Statement on Form S-1 (File No.
                   33-95980) and incorporated herein by reference)

         5.1*      Opinion of Testa, Hurwitz & Thibeault, LLP

         10.1 Stock Purchase Agreement, dated as of March 19, 1999, by and between Investors Financial and Oakmont Corporation (filed as
                   Exhibit 2.1 to Investor Financial's Form 8-K, dated as of
                   March 31, 1999 (File No. 000-26996) and incorporated herein by reference)

         10.2      Assignment and Assumption Agreement, dated as of March 26,
                   1999, by and among Investors Financial, Oakmont Corporation and Hazelnut Partners (filed as Exhibit 2.2 to Investors
                   Financial's Form 8-K, dated as of March 31, 1999 (File No.
                   000-26996) and incorporated herein by reference)

         23.1*     Consent of Deloitte & Touche LLP

         23.2*     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5.1)

         24.1*     Power of attorney (included on signature page)



----------
*Previously filed.